Exhibit 99.1

1895 Bancorp of Wisconsin, Inc. Announces Commencement of Stock Offering

GREENFIELD, Wis., May 17, 2021 — 1895 Bancorp of Wisconsin (the “Company”), a federal corporation and the parent company for PyraMax Bank, FSB (the “Bank”), announced today that 1895 Bancorp of Wisconsin, a newly formed Maryland corporation that is the proposed successor holding company of the Bank (“New 1895 Bancorp”), is commencing its stock offering in connection with the proposed conversion of 1895 Bancorp of Wisconsin, MHC and the Company from the mutual holding company structure to the stock holding company form of organization.

New 1895 Bancorp is offering for sale up to 3,542,000 shares of common stock at a purchase price of $10.00 per share. The shares will be offered in a subscription offering to: (i) certain depositors of the Bank and (ii) certain of the Bank’s tax-qualified employee benefit plans (including the Bank’s employee stock ownership plan and the Bank’s 401(k) plan). Shares of common stock that are not subscribed for in the subscription offering may be offered for sale to members of the general public in a community offering, with preference given to residents of Wisconsin Counties of Milwaukee, Waukesha and Ozaukee.

The subscription and community offerings are being managed by Keefe Bruyette & Woods, Inc., a Stifel Company. All questions concerning the offering or requests for offering materials should be directed to the Stock Information Center at (877) 643-8217 during the business hours of 9:00 a.m. to 3:00 p.m., Central Time, beginning May 19, 2021 through June 17, 2021, the scheduled expiration date of the subscription offering.

New 1895 Bancorp must sell at least 2,618,000 shares of its common stock in the offering. Completion of the conversion and offering is also subject to the receipt of all regulatory approvals, the approval of the Company’s shareholders and other customary closing conditions.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, any other government agency or the Depositors Insurance Fund.

Forward-Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain the approval of the Board of Governors of the Federal Reserve and other regulatory bodies for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; the effects of the COVID-19 pandemic and other risks described in the Company’s filings with the Securities and Exchange Commission.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact: Richard B. Hurd, Chief Executive Officer

(414) 421-8200